United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ROKA BIOSCIENCE, INC.
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ROKA BIOSCIENCE, INC.
20 Independence Boulevard
Warren, New Jersey 07059

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 28, 2017

To the Stockholders of
Roka Bioscience, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Roka Bioscience, Inc. (the “Company”) will be held at Roka's corporate offices, located at 20 Independence Boulevard, Suite 401, Warren, New Jersey, 07059, on June 28, 2017, beginning at 8:30 a.m. local time. At the Annual Meeting, stockholders will act on the following matters:

•	To elect three director nominees to serve as Class III directors for a three-year term expiring at the annual meeting of stockholders in 2020;
•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017; and
•	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on May 4, 2017 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors

Mary Duseau
Chief Executive Officer

May 11, 2017
Warren, New Jersey

ROKA BIOSCIENCE, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement contains information related to the Annual Meeting of Stockholders to be held on June 28, 2017 at 8:30 a.m. local time, at Roka's corporate offices, located at 20 Independence Boulevard, Suite 401, Warren, New Jersey, 07059, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Roka Bioscience, Inc. (the “Board”). The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about May 11, 2017.
Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 28, 2017.
Our proxy materials including our Proxy Statement for the 2017 Annual Meeting, our Annual report for the fiscal year ended December 31, 2016 and proxy card are available on the Internet at www.proxyvote.com. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

In this Proxy Statement, the terms “Roka,” “we,” “us,” and “our” refer to Roka Bioscience, Inc. The mailing address of our principal executive offices is Roka Bioscience, Inc., 20 Independence Boulevard, Warren, NJ 07059.

About the Meeting

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders with respect to the following matters:

•	To elect three director nominees to serve as Class III directors for a three-year term expiring at the annual meeting of stockholders in 2020;
•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017; and
•	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein and the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017 are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR each of the nominees set forth in this proxy statement and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, May 4, 2017, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had 5,007,742 outstanding shares of common stock.

 Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting.

If you are a stockholder of record and plan to attend the Annual Meeting, please contact the Company by email at ir@rokabio.com to register to attend the Annual Meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you must send a written request to attend either by regular mail or email, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: Roka Bioscience, Inc., 20 Independence Boulevard, Warren, New Jersey 07059, Attn: Sue Roberts or ir@rokabio.com. If you plan to attend the Annual Meeting, please plan to arrive at Roka's corporate offices within a reasonable period of time before the start of the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You can vote on matters that come before the Annual Meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

    Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

     If you are a stockholder of record, to submit your proxy by telephone or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet as instructed by your broker, bank or other nominee.

If you attend the Annual Meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of the Company a notice of revocation;

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person
Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in "What vote is required to approve each proposal?" below.

What vote is required to approve each proposal?

The holders of a majority of our common stock outstanding on the record date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the three director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. Abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

With respect to the second proposal to ratify the appointment of PricewaterhouseCoopers LLP and approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve these proposals. Abstentions are not considered votes cast and will not affect the outcome of this proposal. We expect that brokers may vote shares with respect to this proposal in the absence of client instructions and, thus, there will be no broker non-votes with respect to this proposal.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are "broker non-votes"?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed "routine", such as the ratification of auditors. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called "broker non-votes."

We expect that the election of directors (Proposal No. 1) will not be considered to be a "routine" matter and brokers will not be permitted to vote on this matter if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. We expect that the ratification of our independent registered public accounting firm (Proposal No. 2) will be considered to be a "routine" matter, and hence your brokerage firm will be able to vote on Proposal No. 2 even if it does not receive instructions from you, so long as it holds your shares in its name.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board by mail and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

Will a stockholder list be available for inspection?

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for 10 days prior to the Annual Meeting, at Roka Bioscience, Inc., 20 Independence Boulevard, Warren, New Jersey 07059 between the hours of 9:00 a.m. and 5:00 p.m.

PROPOSAL 1: TO ELECT THREE DIRECTORS TO SERVE THREE-YEAR TERMS EXPIRING AT THE ANNUAL MEETING IN 2020 AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is divided into three classes: Class I, Class II and Class III, with each class serving a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has seven members. There are three directors in the class whose term of office expires in 2017. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2020 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the three nominees named below. The three director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Class III Nominees for Election for a Three-Year Term Expiring at the 2020 Annual Meeting
The following table sets forth the name, age, position and tenure of each of our Class III directors who are up for re-election at the 2017 Annual Meeting:

Name	Age	Position(s)	Served as an Officer or Director Since

Michael P. Doyle	67	Director	2010
David McGirr	62	Director	2013
Nicholas J. Valeriani	60	Director	2015

The following biographical descriptions set forth certain information with respect to the director nominees, based on information furnished to the Company by each director nominee.
Michael P. Doyle, Ph.D. has served as a member of our board of directors since March 2010. Dr. Doyle has served as a Professor of Food Microbiology since March 1991. Dr. Doyle served as the Director of the Center for Food Safety at the University of Georgia from March 1993 through June 2016. He is a researcher in the area of food safety and security and works closely with the food industry, government agencies, and consumer groups on issues related to the microbiological safety of foods. He serves on food safety committees of many scientific organizations and has served as a scientific advisor to many groups, including the World Health Organization, the Institute of Medicine, the National Academy of Science-National Research Council, the International Life Sciences Institute-North America, the

Food and Drug Administration, the U.S. Department of Agriculture, the U.S. Department of Defense, and the U.S. Environmental Protection Agency. He is a Fellow of the American Academy of Microbiology, the International Association for Food Protection and the Institute of Food Technologists, and is a member of the Institute of Medicine of the National Academies. We believe that Dr. Doyle’s extensive experience in the food safety industry, including as an advisor to agencies that regulate food safety, qualifies him to serve as a member of our board of directors.

David W. J. McGirr has served as a member of our board of directors since December 2013. Mr. McGirr served as a senior advisor of Cubist Pharmaceuticals, Inc. (NASDAQ: CBST), a biopharmaceutical company focused on products for the acute care environment, from March 2013 to June 2014, and as senior vice president and chief financial officer from 2002 to March 2013. Prior to Cubist, Mr. McGirr was the president and chief operating officer of hippo inc, a privately-held internet technology company, and served as a member of their board of directors. Prior to hippo, Mr. McGirr was the president, and also served as chief executive officer, of GAB Robins North America, Inc., a risk management company. Prior to that, Mr. McGirr served in various positions within the S.G. Warburg Group, an investment bank, ultimately serving as chief financial officer, chief administrative officer and managing director of its subsidiary S.G. Warburg & Co., Inc. Mr. McGirr currently serves as a member of the board of directors and chairman of the audit committee of each of Insmed Incorporated (NASDAQ CM: INSM), a biopharmaceutical company focused on developing an inhaled anti-infective to treat patients battling serious lung diseases and Rhythm Pharmaceuticals, Inc. a biopharmaceutical company focused on developing and commercializing peptide therapeutics for the treatment of rare genetic deficiencies. In addition, Mr. McGirr served on the board of directors of Relypsa (NASDAQ: RLYP) from November 2012 until Relypsa was acquired by Galenica Group (SIX: GALN) in September 2016. Mr. McGirr received a B.Sc. in Civil Engineering from the University of Glasgow and an M.B.A. from the Wharton School at the University of Pennsylvania. We believe that Mr. McGirr’s management experience, including his experience as chief financial officer of a publicly traded biopharmaceutical company, his experience as a director and audit committee member of other publicly-traded companies and his experience in the financial sector qualifies him to serve as a member of our board of directors.

Nicholas J. Valeriani has served as a member of our board of directors since August 2015. Mr. Valeriani was the Chief Executive Officer of the Gary and Mary West Health Institute, an independent, nonprofit medical research organization that works to create new, more effective ways of delivering care at lower costs from 2012 through September 2015. Since September 2015, Mr. Valeriani has served on the Gary and Mary West Health Institute’s board of directors and the Gary and Mary West Health Policy Center’s board. Prior to joining West Health in 2012, Mr. Valeriani spent 34 years at Johnson & Johnson (NYSE: JNJ) and served as a member of its executive committee. Currently, Mr. Valeriani serves on the boards of directors of RTI Surgical, Inc. (NASDAQ: RTIX), a global surgical implant company and Edwards Lifesciences Corporation (NYSE: EW). Mr. Valeriani has a master's degree in business administration from Rutgers University, Graduate School of Management, and a bachelor's degree in industrial engineering from Rutgers University, College of Engineering. We believe that Mr. Valeriani's management, experience, including his experience as an executive at Johnson & Johnson, and his experience as a director of other publicly-traded companies and his experience in the financial sector qualifies him to serve as a member of our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

Class I Directors Continuing in Office until the 2018 Annual Meeting

Mary Duseau has served as our president and chief executive officer since January 2017. From February 2015 until January 2017, Ms. Duseau served as our senior vice president and chief commercial officer. From October 2012 until January 2015, Ms. Duseau held various positions at Andor Technology plc (“Andor”), a division of Oxford Instruments plc and leader in the global scientific digital camera market, and since February 2014 has served as Global Sales Director at Andor where she oversaw the company’s global sales organization. Prior to joining Andor, Ms. Duseau held various sales and management roles of increasing responsibility with PerkinElmer, Inc. (NYSE: PKI) from 2000 through September 2012, including the position of Vice-President Sales & Marketing, Bio-discovery, from 2008 to September 2012, where she led the sales and marketing of the company’s life science tools business. Ms. Duseau received her Bachelor of Science in Biochemistry with a minor in Neuroscience from the University of Massachusetts, Amherst.

Paul G. Thomas has served as our chairman of the board since January 2017. From our founding in September 2009 until January 2017, Mr. Thomas served as our president and chief executive officer. Previously, from October 1998 until September 2008, he served as chairman, chief executive officer, and president of LifeCell Corporation, a publicly traded company focused on developing and marketing reconstructive surgical products, which was acquired by Kinetic Concepts, Inc., a global medical technology company, in May 2008. Prior to joining LifeCell, Mr. Thomas held various senior positions during his 15-year tenure with the pharmaceutical products division of Ohmeda Inc., now a Baxter Company. Mr. Thomas currently serves as a member of the board of directors of the following publicly-held companies: ABIOMED, Inc. (NASDAQ: ABMD), a medical devices company focused on products that provide circulatory support, since May 2011 and RTI Surgical (NASDAQ: RTIX), a global surgical implant company, since 2016. Mr. Thomas previously served as a member of the board of directors for Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), a biopharmaceutical company focused on development and commercialization of innovative, life-altering therapies for patients with debilitating, often fatal, rare diseases, until its merger in 2016 with Novelion Therapeutics (NASDAQ: NVLN). Mr. Thomas received his Master of Business Administration from Columbia University, and completed his postgraduate studies in chemistry at the University of Georgia. He received his Bachelor of Science in Chemistry from St. Michael’s College. In addition to Mr. Thomas’ extensive leadership experience with public companies in the life sciences industry, we believe Mr. Thomas’ perspective as one of our founders, and his extensive leadership and experience as our chief executive officer since our founding, his knowledge of our operations bring to our board of directors critical strategic planning and operational leadership that qualify him to serve as a member of our board of directors.

Class II Directors Continuing in Office until the 2019 Annual Meeting

M. James Barrett, Ph.D.  served as our chairman of the board from our founding in September 2009 until January 2017. Dr. Barrett has served as a general partner of New Enterprise Associates, a venture capital fund, since August 2001. From January 1997 to 2001 he served as chairman of the board of directors of Sensors for Medicine and Science, Inc., a medical device company which he founded in 1997. Dr. Barrett currently serves on the board of directors of each of the following publicly-held companies: Clovis Oncology, Inc. (NASDAQ:CLVS), a biopharmaceutical company focused on anti-cancer agents, since April 2009; GlycoMimetics, Inc. (NASDAQ GLYC), since 2003, Proteostasis Therapeutics, Inc. (NASDAQ: PTI), since 2015, and Senseonics Holdings, Inc. (NASDAQ: SENS), since 1996. In addition, Dr. Barrett currently serves as a member of the board of directors of a number of private companies. In addition, within the past five years, Dr. Barrett has previously served on the board of directors of each of the following publicly-held companies: Zosano Pharma Corporation (NASDAQ: ZSAN), a specialty pharmaceutical company, from 2012 until 2016, Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company, Loxo Oncology, Inc. (NASDAQ: LOXO), a biopharmaceutical company focused on targeted cancer therapies, Zosano Pharma Corporation (NASDAQ: ZSAN), a specialty pharmaceutical company, Targacept, Inc., (NASDAQ: TRGT), a clinical-stage biopharmaceutical company, from 2002 until May 2013; Amicus Therapeutics, Inc. (NASDAQ: FOLD), a publicly traded biopharmaceutical company focused on therapies for rare and orphan diseases, from August 2009 to February 2015; Inhibitex, Inc. from 2002 until it was sold to Bristol-Myers Squibb Company (NYSE: BMY), a global biopharmaceutical company, in 2012; and YM Biosciences, Inc. (NYSE MKT: YMI, TSX: YM), a Canadian-based biopharmaceutical company subsequently acquired by Gilead Sciences, Inc. (NASDAQ: GILD). Dr. Barrett received a B.S. in Chemistry from Boston College, a Ph.D. in Biochemistry from the University of Tennessee and an M.B.A. from the University of Santa Clara. We believe that Dr. Barrett’s extensive experience as a venture capital investor focused on the healthcare industry, as a founder of numerous companies and entrepreneur, as a director of numerous publicly-traded pharmaceutical companies, and his strong capital markets experience qualifies him to serve as a member of our board of directors.

Fred E. Cohen, M.D., D.Phil., F.A.C.P., has served as a member of our board of directors since our founding in September 2009. Dr. Cohen is a Senior Advisor with TPG Capital, or TPG, a private equity firm, and previously served as a partner and managing director of TPG. Dr. Cohen joined TPG in 2001. Dr. Cohen is also a former member of the faculty at the University of California, San Francisco, where he taught and conducted research from 1988 through 2014. Dr. Cohen currently serves on the board of directors of each of the following publicly-held companies: Genomic Health, Inc. (NASDAQ: GHDX), a company focused on providing actionable genomic health information; Five Prime Therapeutics, Inc. (NASDAQ: FPRX), a clinical-stage biotechnology company focused on discovering and developing novel protein therapeutics; Veracyte, Inc. (NASDAQ: VCYT), a diagnostics company in the field of molecular cytology; Tandem Diabetes Care, Inc. (NASDAQ: TNDM), a medical device company that designs, develops and commercializes products for people with insulin-dependent diabetes; and BioCyrst Pharmaceuticals, Inc. (NASDAQ: BCRX), a pharmaceutical company focused on the development of novel small-molecule drugs that block key enzymes involved in infectious and rare diseases; and CareDx, Inc. (NASDAQ: CDNA), a molecular diagnostics business focused on organ transplant recipients. Dr. Cohen previously served on the board of directors of Quintiles IMS Holdings, Inc. (NYSE: Q) from 2007 until November 2015. He is a member of the Institute of Medicine of the National Academy of Sciences and the American Academy of Arts and Sciences. Dr. Cohen holds a Bachelor of Science degree in Molecular Biophysics and Biochemistry from Yale University, a D.Phil. in Molecular Biophysics from Oxford University, where he was a Rhodes Scholar, and an M.D. from Stanford University. We believe that Dr. Cohen’s extensive experience as a venture capital investor focused on biotechnology companies and as a director of several publicly-traded life sciences companies qualifies him to serve as a member of our board of directors.

CORPORATE GOVERNANCE MATTERS
Board of Director Composition

Our board of directors currently consists of seven members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Board of Director Meetings

Our Board met five times in 2016. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). The Company does not have a formal policy requiring members of the Board to attend our annual meetings. All of the then current directors attended the 2016 Annual Meeting of Stockholders.
Director Independence

Our common stock is listed on The NASDAQ Global Market. Under the rules of The NASDAQ Stock Market, independent directors must comprise a majority of a listed company’s board of directors. Under the rules of The NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that, other than Paul G. Thomas and Mary Duseau, none of our directors have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of our directors, other than Paul G. Thomas and Mary Duseau, is “independent” as that term is defined under the rules of The NASDAQ Stock Market.

In making this determination, our board of directors considered the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. There are no family relationships among any of our directors or executive officers.
Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. The charters are available on our corporate governance section of our website www.rokabio.com.

Audit Committee

Our audit committee currently consists of Mr. McGirr, as chairman, Dr. Barrett and Mr. Valeriani, each of whom is “independent” as that term is defined under applicable SEC rules and NASDAQ listing standards. Our board of directors has determined that Mr. McGirr qualifies as an audit committee financial expert within the meaning of

SEC regulations and The NASDAQ Marketplace Rules. In making this determination, our board has considered the formal education and nature and scope of his previous experience, coupled with past and present service on various audit committees. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. The audit committee met five times in 2016.

Our audit committee’s responsibilities include:

•	appointing, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;

•	overseeing the independence of our independent registered public accounting firm, including obtaining and reviewing reports from the firm;

•	setting the compensation of our independent registered public accounting firm;

•
overseeing the work of our independent registered public accounting firm, including receiving and considering reports made by our independent registered public accounting firm regarding accounting policies and procedures, financial reporting and disclosure controls;

•	reviewing and discussing with management and our independent registered public accounting firm our audited financial statements and related disclosures;

•	preparing the annual audit committee report required by SEC rules;

•	coordinating internal control over financial reporting, disclosure controls and procedures and code of conduct;

•	reviewing our policies with respect to risk assessment and risk management;

•
establishing procedures related to the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•	reviewing our policies and procedures for reviewing and approving or ratifying related person transactions, including our related person transaction policy; and

•	meeting independently with management and our independent registered public accounting firm.

All audit services to be provided to us and all non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Our compensation committee currently consists of Dr. Barrett, as chairman, Dr. Cohen and Mr. Valeriani, each of whom are “independent” as that term is defined under applicable SEC rules and NASDAQ listing standards. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee met one time during 2016. Our compensation committee’s responsibilities include:

•
reviewing and recommending to the board of directors our chief executive officer’s compensation, and approving the compensation of our other executive officers reporting directly to our chief executive officer;

•	overseeing the evaluation of our senior executives;

•	overseeing, administering, reviewing and making recommendations to the board of directors with respect to our incentive compensation and equity-based plans;

•	reviewing and making recommendations to the board of directors with respect to director compensation;

•	reviewing and discussing with management the compensation discussion and analysis required by SEC rules; and

•	preparing the annual compensation committee report required by SEC rules.

The charter of the compensation committee permits the committee to delegate any or all of its authority to one or more subcommittees thereof and to delegate to one or more of our officers the authority to make stock option awards to employees other than any Section 16 officer under our equity compensation plan, subject to compliance with the plan and the laws of our state of jurisdiction. The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In 2016, the Compensation Committee engaged Radford, an Aon Hewitt Company, to provide guidance on various aspects of the company's board and executive compensation programs. The Compensation Committee has assessed the independence of Radford and concluded that no conflict of interests exists under applicable SEC rules.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Mr. Valeriani, as chairman, Drs. Cohen and Doyle, each of whom are “independent” as that term is defined under applicable NASDAQ listing standards. The nominating and corporate governance committee met one time in 2016. The nominating and corporate governance committee’s responsibilities include:

•	recommending to the board of directors the persons to be nominated for election as directors or to fill any vacancies on the board of directors, and to be appointed to each of the board’s committees;

•	developing and recommending to the board of directors corporate governance guidelines; and

•	overseeing an annual self-evaluation of the board of directors.

Director Nomination Process
The nominating and corporate governance committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the nominating and corporate governance committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the nominating and corporate governance committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the nominating and corporate governance committee does at a minimum assess each candidate’s strength of character, judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. Independence also is an important selection criterion for nomination to our Board. Independent directors should be free of any relationship with us, our management, other directors or other parties that may impair, or appear to impair, the director's ability to make independent judgments. Independent directors must satisfy the criteria for independence established by NASDAQ and SEC rules, as applicable. Currently all of our directors are independent except for our Mr. Thomas and Ms. Duseau.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications.” All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, as described below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

•	the name and address of record of the security holder;

•
a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

•
the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

•	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

•	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure and Role in Risk Oversight
The positions of our chairman of the board and chief executive officer are separated. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require our chairman and chief executive officer positions to be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks, and our standing board committees.

Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Stockholder Communications
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.
Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.
Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Roka Bioscience, Inc., 20 Independence Boulevard, Warren, New Jersey 07059, Attention: Secretary.

Code of Business Conduct and Ethics
We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Corporate Governance section of our website, which is located at www.rokabio.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Served as an Officer Since

Mary Duseau	52	President, Chief Executive Officer and Director	2015
Lars Boesgaard	47	Vice President, Chief Financial Officer and Treasurer	2015

Our executive officers are elected by, and serve at the discretion of, our board of directors. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Mary Duseau has served as our chief executive officer and president since January 2017. For Ms. Duseau’s biography, please see the section above entitled “Class I Directors Continuing in Office until the 2018 Annual Meeting.”

Lars Boesgaard has served as our vice president, chief financial officer and treasurer since November 2015. Mr. Boesgaard joined Roka in October 2009 as Controller and was promoted to Vice President, Finance in January 2012. Previously from 2007 to 2009, Mr. Boesgaard served as Vice President, Finance at Insulet Corporation (NASDAQ:PODD). From 2004 to 2007, he was Senior Director, Financial Services at Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN). From 2000 to 2004, Mr. Boesgaard served in various financial roles at The Nielsen Company. From 1995 to 2000, he served in various financial roles at Novo Nordisk A/S (NYSE:NVO). Mr. Boesgaard earned a Bachelor of Science degree from Copenhagen Business School and a Masters in Business Administration from Western University in London, Ontario.

EXECUTIVE COMPENSATION
Summary Compensation Table - 2016
The following table shows the compensation awarded to or earned by our principal executive officer, and all individuals who served as principal executive officer at any time during the fiscal year ended December 31, 2016, our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2016 and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer as of December 31, 2016. The persons listed in the following table are referred to herein as the “named executive officers".

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Paul G. Thomas	2016	$495,325	$99,065	—	108,863		$19,226	$722,479
Former President and Chief Executive Officer	2015	$480,875	$168,307	—	718,166	—	$18,048	$1,385,396
Lars Boesgaard	2016	$250,000	$44,766	—	34,033		$17,461	$346,260
Vice President and Chief Financial Officer	2015	$218,472	$41,333	107,847	75,596	—	$16,086	$459,334
Mary Duseau	2016	$339,487	$114,778	—	33,431		$27,426	$515,122
President and Chief Executive Officer and former Senior Vice President, Chief Commercial Officer	2015	$298,864	$78,144	—	313,301	—	$22,593	$712,902

(1)
Amounts reflect the grant date fair value of stock and option awards granted in 2016 and 2015 in accordance with Accounting Standards Codification Topic 718, Compensation - Stock Compensation. For information regarding assumptions underlying the valuation of equity awards, see note 16 to our financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Estimates—Stock-Based Compensation” included in our annual report for the year ended December 31, 2016. These amounts do not correspond to the actual value that may be realized by the named executive officers upon vesting of stock or exercise of stock options.

(2)
These amounts for 2016 include for Mr. Thomas, (i) $18,025 in employer paid health insurance, (ii) $439 in employer paid life insurance and (iii) $762 in employer paid disability insurance; for Mr. Boesgaard, (i) $15,833 in employer paid health insurance, (ii) $366 in employer paid life insurance, (iii) $762 in employer paid disability insurance and (iv) $500 for a contribution to a Health Savings Account; and for Ms. Duseau, (i) $18,025 in employer paid health insurance, (ii) $439 in employer paid life insurance, (iii) $762 in employer paid disability insurance, (iv) $1,000 for a 401(k) match and (v) $7,200 for a car allowance.

These amounts for 2015 include for Mr. Thomas, (i) $16,847 in employer paid health insurance, (ii) $439 in employer paid life insurance and (iii) $762 in employer paid disability insurance; for Mr. Boesgaard, (i) $15,018 in employer paid health insurance, (ii) $306 in employer paid life insurance, and (iii) $762 in employer paid disability insurance; and for Ms. Duseau, (i) $13,992 in employer paid health insurance, (ii) $366 in employer paid life insurance, (iii) $635 in employer paid life insurance, (iv) $1,000 for a 401(k) match and (v) $6,600 for a car allowance.

Narrative Disclosure to Summary Compensation Table

Employment Agreements with Our Named Executive Officers

We have entered into an employment agreement with each of the named executive officers.
Paul G. Thomas
The following is a description of Mr. Thomas's employment agreement as in-effect during the year ended December 31, 2016. Subsequent to year-end, in connection with his resignation as President and Chief Executive Officer, we and Mr. Thomas agreed to amend his employment agreement, effective January 17, 2017, to remove the severance provisions and adjust his title and role. Mr. Thomas currently receives a base salary of $24,000.

On September 10, 2009, we entered into a five year employment agreement with Mr. Thomas for the position of President and Chief Executive Officer. The employment agreement automatically renews for successive one year terms unless we or Mr. Thomas provide at least 90 days prior notice of intent not to extend the term of the employment agreement. In the event of a change of control, as described below, occurs within the last twelve months of the applicable term, the term of his employment agreement will automatically renew for an additional twelve months. The expiration of the employment agreement following a notice of non-renewal by either us or Mr. Thomas is not considered termination without cause. Mr. Thomas is also eligible for an annual bonus with a target amount of 50% of his base salary, based on the achievement of certain individual and/or corporate performance targets established by the board or compensation committee. The actual amount of such bonus, which may be more or less than the target bonus, will be determined annually based upon individual and/or our achievement of certain performance targets, as determined by the compensation committee, in its reasonable discretion. Mr. Thomas is eligible to participate in employee benefit plans generally available to our executive employees, subject to the terms of those plans.

Payments Provided upon Termination without Cause or with Good Reason

In the event of termination for good reason or without cause, as described below, subject to the execution and non-revocation of a release agreement, resignation from any and all positions and return of all company property, Mr. Thomas will be entitled to receive (i) the amount of his accrued but unpaid salary, earned but unpaid bonus, and any accrued but unused vacation as of the date of termination, (ii) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (iii) continuation of his base salary in effect immediately prior to the termination of his employment for a period of twelve months after the effective date of termination, and (iv) continuation of group health plan benefits, with the cost of such benefits shared in the same relative proportion by us and Mr. Thomas until the earlier of (x) eighteen months after termination and (y) the date Mr. Thomas becomes eligible for benefits through another employer.

Payments Provided upon Termination without Cause or with Good Reason following a Change of Control

In the event of termination for good reason or without cause within six months following a change of control, as described below, subject to the execution and non-revocation of a release agreement, resignation from any and all positions and return of all company property, Mr. Thomas will be entitled to receive (i) the amount of his accrued but unpaid salary, earned but unpaid bonus, and any accrued but unused vacation as of the date of termination, (ii) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (iii) a lump sum payment equal to his annual base salary in effect immediately prior to the termination of his employment and (iv) continuation of group health plan benefits, with the cost of such benefits shared in the same relative proportion by us and Mr. Thomas until the earlier of (x) eighteen months after termination and (y) the date Mr. Thomas becomes eligible for benefits through another employer and (v) 100% acceleration of vesting for any unvested restricted stock grants.

Payments upon Change of Control

In addition to the payments described above, upon the occurrence of a change of control transaction, as described below, all shares of restricted stock will fully and immediately vest.

Under Mr. Thomas’ employment agreement, the terms below are generally defined as follows:

“cause” means: (i) the continued and willful failure to perform substantially the material duties and responsibilities of the position after receiving written demand for substantial performance; (ii) the conviction of, or plea of guilty or no contest to a felony or a crime involving dishonesty or theft; (iii) the executive’s uncured breach of the employment agreement or covenants agreements with us; (iv) the executive’s uncured and willful failure to comply with a material policy of ours; and (v) acts of gross negligence or gross misconduct by the executive, as determined by the board of directors;

“change of control” means (i) the liquidation, dissolution or winding up of the company; (ii) the acquisition, directly or indirectly, in a transaction or series of related transactions, other than a bona fide equity financing, of more than fifty (50%) or more of the total voting power of all the then-outstanding voting securities of the company; (iii) the acquisition of the company by means of any transaction or series of related transactions in which the company’s stockholders immediately prior to such transaction hold less than sixty-six percent (66%) of the voting power of the surviving or acquiring entity; or (iv) the sale, conveyance or other disposal of all or substantially all of our assets; provided that a change of control will not include a merger or consolidation with a subsidiary or affiliate of the company; and

“good reason” means that the employee has complied with the appropriate notice procedures following the occurrence of any of the following without the executive’s prior written consent: (i) prior to the consummation of a change of control, (x) the executive is not elected or re-elected to serve of our board of directors, (y) assignment to the executive of any duties or reporting obligations inconsistent with the executive’s title, position, authority or responsibility, or (z) the material diminution in the executive’s responsibilities, authority and function; (ii) a reduction in the executive’s base salary or target annual bonus that is not pursuant to a salary reduction program affecting substantially all senior level employees; (iii) failure to continue to provide the executive with benefits substantially similar to those enjoyed by the executive under employee benefit plans generally available to our executive employees; (iv) a change in the executive’s principal office location of more than twenty-five (25) miles; (v) failure to pay the executive any amount due under his employment agreement or any other breach by us of the executive’s employment agreement or (vi) failure to require a successor entity to assume the executive’s employment agreement.

Mary Duseau

On February 4, 2015, we entered into an employment agreement with Ms. Duseau for the position of Senior Vice President, Chief Commercial Officer. Ms. Duseau currently receives a base salary of $400,000, which is subject to periodic review and increase by the compensation committee. Ms. Duseau is also eligible for an annual bonus with a target amount, currently of 50% of her base salary, based on the achievement of certain individual and/or corporate performance targets established by the board or compensation committee. The actual amount of such bonus, which may be more or less than the target bonus, will be determined annually based upon individual and/or our achievement of certain performance targets, as determined by the compensation committee, in its reasonable discretion. The employment agreement further provides for (i) a vehicle allowance of $7,200 payable in semi-monthly installments, and (ii) two special payments, each in the amount of $40,000, less applicable withholdings and customary payroll deductions (the first payment was made on the first anniversary of the commencement date and the second payment was made on the second anniversary of the commencement date). Ms. Duseau is eligible to participate in employee benefit plans generally available to our executive employees, subject to the terms of those plans. In connection with the commencement of her employment, we agreed to grant Ms. Duseau 10,449 stock options. Twenty-five percent of such stock options vested on February 4, 2016 and the remaining shares vest in 36 equal monthly installments thereafter.

Payments Provided upon Termination without Cause or with Good Reason

In the event of termination for good reason or without cause, as described below, subject to the execution and non-revocation of a release agreement, resignation from any and all positions and return of all company property, Ms. Duseau will be entitled to receive (i) the amount of her accrued but unpaid salary and any accrued but unused vacation as of the date of termination, (ii) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (iii) continuation of her base salary in effect immediately prior to the termination of her employment for a period of nine months after the effective date of termination and (iv) continuation of group health plan benefits, with the employee's healthcare continuation payments waived by the Company until the earlier of (x) nine months after termination and (y) the date Ms. Duseau becomes eligible for benefits through another employer, subject to the execution and non-revocation of a release agreement, resignation from any and all positions and return of all Company property.

Under Ms. Duseau’s employment agreement, the terms below are generally defined as follows:

“cause” shall mean Employee’s (i) conviction of, or guilty plea or plea of no contest to, a felony or other crime involving dishonesty, theft or moral turpitude, (ii) commission of a fraudulent, illegal or dishonest act in respect of Employer, its affiliates or any of their respective clients/customers, (iii) willful misconduct or gross negligence that is, or reasonably could be expected to be, injurious to the business, operations or reputation of Employer or its affiliates (monetarily or otherwise), (iv) willful violation of a federal, state or local law or regulation applicable to the business of Employer or its affiliates, (v) material violation of Employer's policies or procedures in effect from time to time, (vi) material failure to satisfactorily perform Employee’s duties as assigned to Employee from time to time, (vii) breach of the terms of the Covenants Agreement, or (viii) other material breach of Employee’s representations, warranties, covenants and other obligation under this Agreement; provided, however, to the extent that any violation, failure or breach described in clauses (v), (vi), or (viii) is subject to cure (as determined by Employer in its reasonable discretion), then such violation, failure or breach shall not constitute “Cause” unless Employer provides Employee with written notice of such violation, failure or breach and Employee fails to cure such violation, failure or breach within ten (10) days of receipt of such notice.

“good reason” means the occurrence, without Employee's advance written consent, of any one or more of the following events: (a) a reduction in Employee’s Base Salary, unless a proportionate reduction is made with respect to all of its other executive level employees; or (b) relocation of Employee's principal office location to a location that is anywhere outside of a 50 mile radius of Warren, New Jersey. No event described in clauses (a) or (b) above shall constitute "Good Reason" unless Employee provides the CEO and the Board with written notice of Employee's objection to such event within thirty (30) days after such event first occurs, Employer is afforded an opportunity to cure such event within thirty (30) days after the CEO's and the Board's receipt of such notice (the "Good Reason Cure Period") and such event is not cured during the Good Reason Cure Period. If Employee fails to provide the notice and Good Reason Cure Period prior to her resignation, or resigns more than ninety (90) days after the initial existence of the condition, her resignation will not be deemed to be for “Good Reason” and any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by Employee.

Lars Boesgaard

We and Mr. Boesgaard are party to an employment agreement dated July 1, 2012. The employment agreement provides for “at will” employment. Mr. Boesgaard currently receives a base salary of $275,000, which is subject to periodic adjustment by the chief executive officer, the board or the compensation committee. Mr. Boesgaard is also eligible for an annual bonus with a target amount of 30% of his base salary, based on the achievement of certain individual and/or corporate performance targets established by the board or compensation committee. The actual amount of such bonus will be determined annually based upon individual and/or corporate achievement of certain performance targets, as determined by the compensation committee, in its reasonable discretion. Mr. Boesgaard is eligible to participate in employee benefit plans generally available to our employees, subject to the terms of those plans.

Payments Provided upon Termination without Cause or with Good Reason

In the event of termination for good reason or without cause, as described below, subject to the execution and non-revocation of a release agreement, resignation from any and all positions and return of all company property, Mr. Boesgaard will be entitled to receive (i) the amount of his accrued but unpaid salary, earned but unpaid bonus, and any accrued but unused vacation as of the date of termination, (ii) reimbursement of any expenses properly incurred on our behalf prior to any such termination and not yet reimbursed, (iii) continuation of his base salary for a period of nine months after the effective date of termination and (iv) continuation of group health plan benefits, with the cost of such benefits shared in the same relative proportion by us and Mr. Boesgaard until the earlier of (x) nine months after termination and (y) the date Mr. Boesgaard becomes eligible for benefits through another employer.

Under Mr. Boesgaard’s employment agreement, the terms below are generally defined as follows:

“cause” means: (i) the conviction of, or plea of guilty or no contest to a felony or a crime involving dishonesty or theft; (ii) commission a fraudulent, dishonest or illegal act the executive (iii) acts of gross negligence or gross misconduct by the executive; (iv) willful violation of a federal state or local law or regulation applicable to our business; (v) material and uncured violation of the company’s policies and procedures; (vi) material and uncured failure to satisfactorily perform executive’s duties; (vii) executive’s breach of the terms the confidentiality, inventions and non-interference agreement; and (viii) executive’s uncured breach of the employment agreement or related agreements with us; and

“good reason” means that the employee has complied with the appropriate notice procedures following the occurrence of any of the following without the employee’s advance written consent: (i) a reduction in the employee’s base salary that is not pursuant to a salary reduction program affecting substantially all senior level employees or (ii) a change in the employee’s principal office location of more than fifty (50) miles.

Employee Confidentiality, Inventions and Non-interference Agreements
Each of our named executive officers has entered into a standard form agreement with respect to confidential information, assignment of inventions, non-solicitation and non-interference restrictions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment, to assign to us any inventions conceived or developed during the course of employment, to refrain from soliciting or hiring any of our employees, consultants or independent contractors for a period of one year after the termination of such executive’s employment and to refrain from engaging in a competitive business for a period of one year after the termination of such executive’s employment.
Outstanding Equity Awards at Fiscal Year-End Table - 2016
The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options and restricted common stock awards held as of December 31, 2016.

	Option Awards					Stock Awards
	Number of securities underlying unexercised options (#)			Option exercise price ($)	Option expiration date	Number of Shares That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Name	exercisable	unexercisable
Paul G. Thomas	10,467	11,382	(2)	$43.60	1/1/2025	—		—
	—	13,999	(3)	$11.30	1/3/26	—		—
	—	—		—	—	13,597	(4)	$57,651
Lars Boesgaard	675	—	(5)	$17.68	4/1/2020	—		—
	456	—	(6)	$17.68	6/29/2020	—		—
	2,038	—	(7)	$36.43	1/31/2022	—		—
	996		(8)	$9.94	12/31/2022
	1,101	1,199	(2)	$43.60	1/1/2025
	—	4,300	(3)	$11.30	1/3/2026
				—	—	3,905	(9)	16,557
Mary Duseau	4,792	5,657	(10)	$39.90	2/3/2025	—		—
	—	4,299	(3)	$11.30	1/3/2026

(1)	The value is based upon the closing market price of our common stock on December 31, 2016, $4.24.

(2)
Represents options to purchase shares of our common stock granted on January 2, 2015. The shares underlying this option vest 25% on the anniversary of the grant date with the remaining shares vesting in equal monthly installments over the following 36 months.

(3)
Represents options to purchase shares of our common stock granted on January 4, 2016. The shares underlying this option vest 25% on the anniversary of the grant date with the remaining shares vesting in equal monthly installments over the following 36 months.

(4)
The number of shares displayed represents the unvested shares from the following grant: 21,738 shares granted on December 6, 2013. One-half of the grant vests 25% on the anniversary of the grant date with the remaining shares vesting in equal monthly installments over the following 36 months, the other half of the December 6, 2013 grant vests upon the per share value of common stock reaching $281.50 (as may be adjusted for changes in capitalization).

(5)
Represents options to purchase shares of our common stock granted on April 2, 2010. The shares underlying this option vested 25% on the anniversary of the grant date with the remaining shares vesting in equal monthly installments over the following 36 months.

(6)
Represents options to purchase shares of our common stock granted on June 30, 2010. The shares underlying this option vested 25% on the anniversary of the grant date with the remaining shares vesting in equal monthly installments over the following 36 months.

(7)
Represents options to purchase shares of our common stock granted on April 1, 2012. The shares underlying this option vested 25% on the anniversary of the grant date with the remaining shares vesting in equal monthly installments over the following 36 months.

(8)
Represents options to purchase shares of our common stock granted on May 13, 2013. The shares underlying this option vested 25% on the anniversary of the grant date with the remaining shares vesting in equal monthly installments over the following 36 months.

(9)
The number of shares displayed represents the unvested shares from the following grants: 3,622 shares granted on December 6, 2013; and 2,473 shares granted on January 2, 2015. One-half of the 2013 grant vests 25% on the anniversary of the grant date with the remaining shares vesting in equal monthly installments over the following 36 months the second half of the December 6, 2013 grant, vests upon the per share value of common stock reaching $281.50 (as may be adjusted for changes in capitalization). The January 2, 2015 grant vests 33% on the one year anniversary of the grant date and 67% on the second anniversary

(10)
Represents options to purchase shares of our common stock granted on February 2, 2015. The shares underlying this option vested 25% on the anniversary of the grant date with the remaining shares vesting in equal monthly installments over the following 36 months.

Equity Compensation Plans
The two equity incentive plans described in this section are the Roka Bioscience, Inc. 2009 Equity Incentive Plan, or the 2009 Plan, and the Roka Bioscience, Inc. 2014 Equity Incentive Plan, or the 2014 Plan. Prior to our initial public offering, we granted awards to eligible participants under the 2009 Plan. Following the closing of our initial public offering, we have granted, and expect to continue to grant, awards to eligible participants only under the 2014 Plan.

2009 Equity Incentive Plan

The 2009 Plan was approved by our board of directors and our stockholders on September 10, 2009, and was most recently amended on June 13, 2013. The 2009 Plan reserved 202,885 shares of common stock for issuance.

The 2009 Plan permits us to make grants of incentive stock options to employees, and non-statutory options, incentive options, restricted stock, and unrestricted stock to employees, non-employee board members and consultants of our company and our affiliates. In no event shall the number of shares of stock covered by options or other awards granted to any one person in any one calendar year exceed 25% of the aggregate number of shares of stock subject to the 2009 Plan.

The 2009 Plan is administered by our compensation committee of our board of directors, although our board of directors may at any time itself exercise any of the powers and responsibilities assigned to the compensation committee. We refer to the compensation committee as the committee. The committee has the authority to:

•	determine which employees, consultants or directors shall be granted awards, and the form of award;

•	interpret the 2009 Plan;

•	prescribe, amend and rescind rules and regulations relating to the 2009 Plan;

•	determine the terms and provisions of award agreements; and

•	make all other determinations necessary or advisable for the administration of the 2009 Plan.

The committee may, in its discretion, provide that awards of non-statutory options or restricted stock may be transferred by the recipient to a family member, without payment of any consideration, provided that no transfer shall be valid unless first approved by the committee, acting in its sole discretion. Except as provided in the preceding sentence, awards under the 2009 Plan are not transferable, other than by will or by the laws of descent and distribution.

The exercise price of each incentive stock option granted under the 2009 Plan is determined by our board of directors and may not be less than fair market value of a share of our common stock on the grant date (110% for ten percent owners). This limit does not apply to non-statutory options.

In the event of a change in control, subject to provisions of outstanding awards granting greater rights, outstanding options and restricted awards granted to individuals who have been employed by or associated with the company and our affiliates for less than twelve months shall vest as if the time of reference were six months later than otherwise. Options and restricted stock granted to other employees shall vest as if the time of reference were twelve months later than otherwise.

In addition, upon certain transactions, the committee may take any one or more of the following actions as to outstanding options: (1) provide that an acquiring or succeeding entity shall assume such options or substitute substantially equivalent options; (2) upon written notice to option holders, provide that unexercised options will terminate immediately prior to such transaction unless exercised within a specified period; (3) provide that outstanding options shall become exercisable in whole or in part prior to or upon the transaction; (4) terminate options in exchange for cash payments, net of applicable tax withholding, equal to the excess, if any, of (i) the acquisition price times the number of shares of stock subject to an option over (ii) the aggregate exercise price for all shares of stock subject to the option; (5) in connection with a liquidation or dissolution of the company, provide that options shall convert into the right to receive liquidation proceeds, net of the exercise price and any applicable tax withholdings; or (6) any combination of the foregoing.

Upon certain transactions other than a liquidation or dissolution of the company that is not part of another transaction, the repurchase and other rights of the company under outstanding restricted stock awards shall inure to the benefit of the company’s successor, and shall, unless the committee determines otherwise, apply to the to the cash, securities or other property which the restricted stock was converted into or exchanged for pursuant to such transaction in the same manner and to the same extent as they applied to the restricted stock award.

Our board of directors may at any time modify or terminate the 2009 Plan, but no amendment of the 2009 Plan may affect the terms of any award outstanding on the date of such amendment, unless the board of directors expressly provides otherwise. The committee may amend the terms of any award, prospectively or retroactively, provided such amendment is consistent with the terms of the 2009 Plan. No amendment or modification of the 2009 Plan by our board of directors, or of an outstanding award by the Committee, shall impair the rights of the recipient of any award outstanding on the date of such amendment or modification without the participant’s consent. No such consent is required if (i) the board of directors or the Committee determines in its sole discretion that such amendment or alteration either is required or advisable for the company, the 2009 Plan, or the award to satisfy any law or regulation, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the board of directors or the committee determines in its sole discretion that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the award, or that any such diminution has been adequately compensated.

Amended and Restated 2014 Equity Incentive Plan

Our 2014 Equity Incentive Plan was adopted by our board of directors on June 26, 2014 and approved by our shareholders on July 2, 2014, which became effective upon the date of closing of our initial public offering. On January 17, 2017, our board of directors approved, subject to stockholder approval, the amendment and restatement of the 2014 Plan to increase the number of shares reserved for issuance thereunder by 300,000 to 665,340 and to reflect the impact of the reverse stock splits implemented by us subsequent to the original adoption of the 2014 Plan. On February 28, 2017, upon approval of our stockholders, the Amended and Restated 2014 Equity Incentive Plan became effective. We refer to this plan as the 2014 Plan.

The 2014 Plan permits us to make grants of incentive stock options to our employees, and for the grant of nonqualified stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards to our employees, directors, consultants, advisors, or other individual service providers of our company or any subsidiary, as well as to any persons determined by our committee that administers our 2014 Plan to be prospective employees, officers, directors, consultants, advisors, or other individual service providers of our company or any subsidiary.

Following the amendment and restatement, the 2014 Plan reserved 468,582 shares of common stock for future issuance. The number of shares available for issuance is subject to customary adjustments for stock splits, stock dividends or similar transactions. In addition, the 2014 Plan contains an “evergreen” provision allowing for an annual increase in the number of shares of our common stock available for issuance under the 2014 Plan on January 1 of each year during the period beginning January 1, 2018, and ending on (and including) January 1, 2027. The annual increase in the number of shares shall be equal to 3% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year; provided, however, that our board of directors may act prior to the first day of any calendar year to provide that there shall be no increase for such calendar year, or that the increase shall be a lesser number of shares of common stock than would otherwise occur.

The 2014 Plan is administered by a committee of our board of directors. The committee has the authority to determine:

•	which individuals shall be granted awards;

•	number of shares, units or other rights subject to each award;

•	exercise, base or purchase price of each award (if any);

•	schedule upon which awards will become vested, exercisable or payable;

•	performance criteria, performance goals and other conditions of each award;

•	duration of each award; and

•	all other terms of each award.

For awards that are intended to be exempt from the deductibility limit of Code Section 162(m), no participant may receive in any one fiscal year options or stock appreciation rights with respect to more than 18,116 shares of our common stock in the aggregate, or restricted stock, stock units, performance shares awards, incentive bonus awards and other stock-based awards that are denominated in shares of our common stock relating to more than 18,116 shares in the aggregate. In addition, the maximum dollar value payable to any participant in any one fiscal year of the company with respect to stock units, performance units or incentive bonus awards or other stock-based awards that may be settled in cash or other property (other than common stock) and that are intended to be exempt from the deductibility limit of Code Section 162(m) is $2,000,000.

In general, awards may not be transferred other than by will or by the laws of descent and distribution. However, the committee may provide in an award agreement that non-qualified stock options, share-settled stock appreciation rights, restricted stock, performance shares or share-settled other stock-based awards may be transferred to certain family members, to a family trust for estate planning purposes, or by gift to charitable institutions.

The committee may, upon the grant of an award, provide for the effect of a change in control on any award, including:

•	acceleration or extension of the time periods for exercising, vesting in, or realizing gain from any award;

•	elimination or modification of performance or other conditions of an award;

•	provision for the cash settlement of an award for an equivalent cash value; or

•	such other modification or adjustment to an award as the committee deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control.

The committee may also, in its discretion, take one or more of the following actions contingent upon a change in control, unless otherwise provided by an award agreement:

•	cause any or all outstanding options and stock appreciation rights affected by the change in control to become vested and immediately exercisable, in whole or in part;

•	cause any other awards affected by the change in control to become non-forfeitable, in whole or in part;

•	cancel any option or stock appreciation right in exchange for a substitute option;

•	cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award in respect of the capital stock of any successor corporation;

•
redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control;

•
cancel any option or stock appreciation right affected by the change in control in exchange for cash and/or other substitute consideration, and cancel any option or stock appreciation right without any payment of consideration if its exercise price is not less than the value of our common stock on the date of the change in control;

•
cancel any stock unit or performance unit affected by the change in control in exchange for cash and/or other substitute consideration (provided such cancellation and exchange does not violate Section 409A of the Code); or

•	make such other modifications, adjustments or amendments to outstanding awards or the 2014 Plan as it deems necessary or appropriate.

The committee may amend the terms of awards in any manner not inconsistent with the 2014 Plan, provided that no amendment shall adversely affect the rights of a participant with respect to an outstanding award without such participant’s consent. In addition, our board of directors may at any time amend, suspend, or terminate the 2014 Plan, provided that (i) no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding award without the consent of such participant, (ii) the company shall obtain stockholder approval of any amendment to the 2014 Plan to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, and (iii) stockholder approval is required for any amendment to the 2014 Plan that (x) increases the number of shares of common stock available for issuance under the 2014 Plan, or (y) changes the persons or class of persons eligible to receive awards.

401(k) Plan and Other Benefits

We maintain a tax-qualified retirement plan that provides eligible employees in the United States with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. Pre-tax or after-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The retirement plan is intended to qualify under Sections 401(a) and 501(a) of the Code. We currently provide matching contributions under the 401(k) Plan up to an aggregate maximum match of $1,000 per person, which vests 50% upon the one-year anniversary of employment and the remaining 50% upon the two-year anniversary of employment. We also contribute to medical, life, disability and other standard insurance for our employees.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Our board of directors approved a director compensation policy for our non-employee directors. Other than reimbursement for reasonable expenses incurred in connection with attending board of director and committee meetings, this policy excludes any non-employee directors designated to the board by our current investors. In December 2015, our board of directors approved amendments to the compensation policy for our non-employee directors. The amended policy provides for the following compensation amounts payable in cash, or upon election by all non-employee directors, in shares of unrestricted common stock:

•	each non-employee director is entitled to receive an annual fee from us of $42,000;

•	the chair of our audit committee is entitled to receive an annual fee from us of $12,500 and other members of our audit committee are entitled to receive $7,500;

•	the chair of our compensation committee is entitled to receive an annual fee from us of $8,000 and other members of our compensation committee are entitled to receive $5,000; and

•	the chair of our nominating and corporate governance committee is entitled to receive an annual fee from us of $7,000 and other members are entitled to receive $4,000.

Each non-employee director that joins our board of directors is entitled to receive an initial option grant upon commencement of service to purchase 6,000 shares of our common stock under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, which shall vest in 36 equal monthly installments. Subsequent to the initial option grant, as of the date of each annual meeting of the shareholders, each non-employee director will receive an option grant to purchase 3,000 shares of our common stock under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, which shall vest on the one year anniversary of the grant date. Upon a change in control of us, as defined in our equity incentive plan, 100% of the shares underlying these options shall become vested and exercisable immediately prior to such change in control.
All fees under the director compensation policy are paid on a quarterly basis in arrears and no per meeting fees are paid. All fees may be paid in unrestricted shares of common stock at the election of the director. We also reimburse non-employee directors for reasonable expenses incurred in connection with attending board of director and committee meetings.
Director Compensation Table - 2016
The following table sets forth information concerning the compensation paid to our non-employee directors during 2016.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
M. James Barrett	$57,500	$14,448	$71,948
Fred Cohen	$51,000	$14,448	$65,448
Michael P. Doyle, Ph.D.	$46,250	$14,448	$60,698
David W. J. McGirr	$55,500	$14,448	$69,948
Jonathan T. Silverstein(2)	$56,500	$14,448	$70,948
Nicholas J. Valeriani	$45,750	$14,448	$60,198

1)
Amount reflects the grant date fair value of option awards granted in 2016 in accordance with Accounting Standards Codification Topic 718, Compensation - Stock Compensation. These amounts do not correspond to the actual value that may be realized by the directors upon exercise of such options.

2)	Mr. Silverstein resigned from our board of directors as of January 17, 2017.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Roka Bioscience, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2016 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2016.

2.
The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP, the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 1301, Communications with Audit Committees.

3.
The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.
Audit Committee,
David McGirr, Chairman
M. James Barrett
Nicholas J. Valeriani

*
The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 4, 2017 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company’s current directors; (ii) each of the director nominees; (iii) each of the named executive officers; (iv) each of the current executive officers; (v) all of the current executive officers and directors as a group; and (vi) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s common stock.

For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of the Company’s common stock issuable under options or warrants that are exercisable on or within 60 days after May 4, 2017 (“Presently Exercisable Options”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 5,007,742 shares of common stock issued and outstanding as of May 4, 2017 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Except as otherwise noted below, the address for persons listed in the table is c/o Roka Bioscience, Inc., 20 Independence Boulevard, Warren, New Jersey 07059. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
5% Stockholders
Entities Affiliated with New Enterprise Associates(1)	1,464,900	26.3%
Entities Affiliated with OrbiMed(2)	1,464,900	26.3%
TPG Biotechnology Partners III, L.P.(3)	1,441,786	25.8%
Sabby Management, LLC(4)	365,220	7.3%
Named Executive Officers, Executive Officers and Directors:
M. James Barrett(5)	1,468,884	26.3%
Fred E. Cohen(6)	3,984	*
Michael P. Doyle(7)	4,480	*
David W. J. McGirr(8)	9,436	*
Paul G. Thomas(9)	111,258	2.2%
Nicholas J. Valeriani(10)	19,112	*
Lars Boesgaard(11)	19,633	*
Mary Duseau(11)	10,481	*
All current directors and executive officers as a group (8 persons)	1,647,268	29.1%

(1)
Based on information set forth in a Schedule 13D/A filed with the SEC on September 28, 2016 and our corporate records. The shares beneficially owned consist of 893,471 shares of common stock and warrants to acquire 571,429 shares of common stock. The shares directly held by NEA 13 are indirectly held by NEA Partners 13, L.P., or NEA Partners 13, the sole general partner of NEA 13, NEA 13 GP, LTD, or NEA 13 LTD, the sole general partner of NEA Partners 13 and each of the individual Directors of NEA 13 LTD. The individual directors, or collectively, the Directors, of NEA 13 LTD are M. James Barrett (a member of our board of directors), Peter J. Barris, Forest Baskett, Patrick J. Kerins, Krishna "Kittu" Kolluri, David M. Mott, Scott D. Sandell, Ravi Viswanathan and Harry R. Weller. NEA 13, NEA Partners 13, NEA 13 LTD and the Directors share voting and dispositive power with regard to the shares held by NEA 13. All indirect holders of the above referenced shares disclaim beneficial ownership of applicable shares except to the extent of their pecuniary interest therein. The shares directly held by NEA Ventures 2009, L.P., or Ven 2009, are indirectly held by Karen P. Welsh, the general partner of Ven 2009. The address for NEA 13, NEA Ventures and Ven 2009 is c/o New Enterprise Associates, Inc., 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(2)
Based on information set forth in a Schedule 13D filed with the SEC on November 14, 2016 and our corporate records, the shares beneficially owned consist of (i) 893,471 shares of common stock and warrants to acquire 571,429 shares of common stock. OrbiMed Capital GP III, LLC, or GP III, is the general partner of OPI III, and OrbiMed Advisors LLC, or Advisors, is the managing member of GP III. Advisors is also the general partner of Associates III. Samuel D. Isaly is the managing member of and owner of a controlling interest in Advisors and may be deemed to have voting and investment power over shares held by OPI III and Associates III. Mr. Isaly disclaims beneficial ownership over such shares, except to the extent of his pecuniary interest therein. The address for OPI III and Associates III is 601 Lexington Avenue, 54th Floor, New York NY 10022.

(3)
Based on information set forth in a Schedule 13D/A filed with the SEC on October 31, 2016 and our corporate records, the shares beneficially owned consists of 870,357 shares of common stock and warrants to acquire 571,429 shares of common stock. All shares are held directly by TPG Biotechnology Partners III, L.P., or TPG Biotech III. TPG Biotechnology GenPar III, L.P., or TPG Biotech GenPar III, is the general partner of TPG Biotech III. TPG Biotechnology GenPar III Advisors, LLC, or TPG Biotech Advisors III, is the general partner of TPG Biotech GenPar III. TPG Holdings I, L.P., or TPG Holdings, is the sole member of TPG Biotech Advisors III. TPG Holdings I-A, LLC, or TPG Holdings LLC, is the general partner of TPG Holdings. TPG Group Holdings (SBS), L.P., or TPG Group Holdings, is the sole member of TPG Holdings LLC. TPG Group Holdings (SBS) Advisors, Inc. is the general partner of TPG Group Holdings and may be deemed to have voting and dispositive power over the shares held by TPG Biotech III. David Bonderman and James G. Coulter are officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to have voting and dispositive power over the shares held by TPG Biotech III. Messrs. Bonderman and Coulter disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein. The address for TPG Biotech III and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Fort Worth, TX 76102.

(4)
Based solely on information set forth in a Schedule 13G/A filed with the SEC on January 11, 2017. The shares beneficially owned consist of (i) 225,867 shares beneficially owned by Sabby Healthcare Master Fund, Ltd. (“Sabby Healthcare Fund”) and (ii) 139,353 shares beneficially owned by Sabby Volatility Master Fund, Ltd. (“Sabby Volatility Fund”). Sabby Management, LLC indirectly owns 365,220 shares because it serves as the investment manager of Sabby Healthcare Fund and Sabby Volatility Fund. Hal Mintz indirectly owns 365,220 shares in his capacity as manager of Sabby Management, LLC.

(5)
The shares beneficially owned consist of (i) 893,471 shares of common stock, (ii) warrants to acquire 571,429 shares of common stock held by NEA and (iii) options to purchase 3,984 shares of common stock that are exercisable within 60 days of May 4, 2017. Excludes 516 shares of common stock underlying options that are not exercisable within 60 days of May 4, 2017. The shares of common stock directly held by NEA 13 are indirectly held by NEA Partners 13, L.P., or NEA Partners 13, the sole general partner of NEA 13, NEA 13 GP, LTD, or NEA 13 LTD, the sole general partner of NEA Partners 13 and each of the individual Directors of NEA 13 LTD. The individual directors, or collectively, the Directors, of NEA 13 LTD are M. James Barrett (a member of our board of directors), Peter J. Barris, Forest Baskett, Patrick J. Kerins, Krishna "Kittu" Kolluri, David M. Mott, Scott D. Sandell, Ravi Viswanathan and Harry R. Weller. NEA 13, NEA Partners 13, NEA 13 LTD and the Directors share voting and dispositive power with regard to the shares held by NEA 13. All indirect holders of the shares disclaim beneficial ownership of applicable shares except to the extent of their pecuniary interest therein. The shares directly held by NEA Ventures 2009, L.P., or Ven 2009, are indirectly held by Karen P. Welsh, the general partner of Ven 2009. The address for NEA 13, NEA Ventures and Ven 2009 is c/o New Enterprise Associates, Inc., 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(6)
Consists of options to purchase 3,984 shares of common stock that are exercisable within 60 days of May 4, 2017. Excludes 516 shares of common stock underlying options that are not exercisable within 60 days of May 4, 2017.

(7)
Consists of options to purchase 4,480 shares of common stock that are exercisable within 60 days of May 4, 2017. Excludes 516 shares of common stock underlying options that are not exercisable within 60 days of May 4, 2017.

(8)
Consists of 5,000 shares of common stock and options to purchase 4,436 shares of common stock that are exercisable within 60 days of May 4, 2017. Excludes 516 shares of common stock underlying options that are not exercisable within 60 days of May 4, 2017.

(9)
Consists of (i) 85,504 shares of common stock, of which 12,693 shares are unvested restricted stock, (ii) warrants to purchase 7,143 shares of common stock and (iii) options to purchase 18,611 shares of common stock that are exercisable within 60 days of May 4, 2017. Excludes 17,237 shares of common stock underlying options that are not exercisable within 60 days of May 4, 2017.

(10)
Consists of (i) 7,143 shares of common stock, (ii) warrants to purchase 7,143 shares of common stock and (iii) options to purchase 4,826 shares of common stock that are exercisable within 60 days of May 4, 2017. Excludes 1,174 shares of common stock underlying options that are not exercisable within 60 days of May 4, 2017.

(11)
Consists of (i) 8,937 shares of common stock, of which 2,105 shares are unvested restricted stock, (ii) warrants to purchase 3,572 shares of common stock and (iii) options to purchase 7,124 shares of common stock that are exercisable within 60 days of May 4, 2017. Excludes 57,641 shares of common stock underlying options that are not exercisable within 60 days of May 4, 2017.

(12)
Consists of (i) 1,429 shares of common stock, (ii) warrants to purchase 1,429 shares of common stock and (iii) options to purchase 7,623 shares of common stock that are exercisable within 60 days of May 4, 2017. Excludes 122,125 shares of common stock underlying options that are not exercisable within 60 days of May 4, 2017.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information with respect to our compensation plans under which equity compensation was authorized as of December 31, 2016.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan category	(a)	(b)	(c)(2)(3)
Equity compensation plans approved by security holders(1)	197,554	$22.91	67,670
Equity compensation plans not approved by security holders	—	$—	—
Total	197,554	$22.91	67,670

(1)
The amounts shown in this row include securities under the Roka Bioscience, Inc. 2009 Equity Incentive Plan (the "2009 Plan") and the Roka Bioscience, Inc. 2014 Equity Incentive Plan (the "2014 Plan").

(2)
Included in the 67,670 shares are 49,169 shares available under the 2009 Plan. Subsequent to our initial public offering we have not issued shares out of the 2009 Plan, and we do not intend to issue shares out of the 2009 Plan in the future. In accordance with the "evergreen" provision in our 2014 Equity Compensation Plan, an additional 150,081 shares were automatically made available for issuance on the first trading day of 2017, which represents 3% of the number of shares outstanding on December 31, 2016; these shares are excluded from this calculation. On February 28, 2017, our stockholders approved the amended and restated 2014 Equity Incentive Plan, which increased the number of shares available thereunder by 300,000; these shares are excluded from this calculation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2016, all reports required to be filed under Section 16(a) were filed on a timely basis.

TRANSACTIONS WITH RELATED PERSONS
Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2016, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation.”

Private Placement

On September 16, 2016, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors named therein pursuant to which we offered and sold to such investors approximately 22,500 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Shares”) and five-year warrants to purchase approximately 143 shares of the Company’s common stock, par value $0.001 per share (the “Warrants”) at a purchase price of $1,000 per share for a total offering amount of approximately $22,500,000 (the “Offering”). The Warrants are initially exercisable for an aggregate of approximately 3,214,300 share of common stock at an exercise price equal to $7.00 per share, subject to adjustments as provided under the terms of the Warrants. The Warrants will be initially exercisable when issued and are exercisable for five years from the date of issuance. The Offering closed on September 21, 2016.
As set forth below, certain of our officers, directors and their respective affiliates set forth below (collectively, “Company Insiders”) purchased Series A Preferred Stock and warrants in this Offering.

Name	Aggregate Purchase Price Paid
Entities Affiliated with OrbiMed(1)	$4,000,000
New Enterprise Associates 13, Limited Partnership(2)	$4,000,000
TPG Biotechnology Partners III, L.P.(2)	$4,000,000
Paul G. Thomas	$50,000
Nicholas J. Valeriani	$50,000
Mary Duseau	$10,000
Lars Boesgaard	$25,000

(1)	The entity had designated a board member who was serving on the board of directors at the time of this transaction.

(2)
Each of these entities had designated a board member who was serving on the board of directors at the time of this transaction and who is currently serving on the board of directors. These directors included Messrs.  Barrett and Cohen.

In connection with the Offering, we entered into a registration rights agreement with the investors, including the Company Insiders (the “Registration Rights Agreement”). The Registration Rights Agreement provides that we were required, within thirty (30) days from the date thereof (the “Filing Date”), to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), a resale shelf (the “Resale Shelf”) registration statement covering the investors’ Conversion Shares and Warrant Shares (the “ Registrable Securities”) and to use our reasonable best efforts to have the Resale Shelf declared effective by the SEC within 30 calendar days of the Filing Date, if the SEC does not review the Resale Shelf, or 90 calendar days of the Filing Date, if the SEC reviews the Resale Shelf (in each case, the applicable “Effectiveness Date”). Accordingly, on October 7, 2016, we filed an S-3 registration statement which was declared effective on October 24, 2016 enabling registration of the Conversion Shares and the Warrant Shares. We are required to maintain the effectiveness of such registration statement until the earlier of: (i) the date that all registrable securities covered by such registration statement have been sold, thereunder or pursuant to Rule 144 or (ii) the date that all registrable securities covered by such registration statement may be sold without limitation pursuant to Rule 144 (the “Effectiveness Period”). Subject to certain exceptions set forth in the registration rights agreement, if we fail to maintain the effectiveness of the registration statement during the Effectiveness Period, we will be required to pay to each holder an amount in cash equal to the product of 1.5% multiplied by the aggregate purchase price paid by such holder pursuant to the securities purchase agreement, subject to a cap of equal to 10.0% of the aggregate purchase paid by such holder pursuant to the securities purchase agreement.

In connection with the Offering, the Company Insiders each entered into a voting agreement with us. The voting agreements provided that the Company Insiders would each vote all of their shares of common stock in favor of any resolution presented to our stockholders to approve the issuance of, in the aggregate, more than 19.999% of the number of shares of common stock outstanding as of the closing of the Offering.

Agreements with Gen-Probe

In connection with our formation, in September 2009 we entered into a license agreement with Gen-Probe. Under the terms of this license agreement, Gen-Probe granted us a worldwide, royalty-bearing license under Gen-Probe’s molecular diagnostic technology patent portfolio and know-how (including technology, trade secrets, inventions, methods, designs, materials, and data) for use in instruments for the following industrial testing applications: food manufacturing, water testing, biopharmaceutical manufacturing, environmental, veterinary, bioterrorism and infection control. The definitions in the agreement for each of the industrial testing applications include limited exclusions, including the exclusion of any right by us to test samples from humans or animals for the purpose of clinical diagnostics, including as part of clinical trials, and also excludes testing of human blood, tissue, plasma or other blood products intended for direct transfusion or other administration to humans or animals, or screening of any human organs, tissues or other biological materials. In addition, Gen-Probe obtained an exclusive license to technology and intellectual property developed by us, for use outside the field of industrial applications. The license also grants us the right to develop, manufacture, use, distribute, promote, sell, import and export nucleic acid tests and other consumables using the Gen-Probe technology for these industrial testing applications on molecular diagnostic instruments, including the Gen-Probe fully automated Panther instrument system that we commercialize as the Atlas System. The license is exclusive with respect to these industrial testing applications, except for the following rights retained by Gen-Probe: (i) rights granted by Gen-Probe under agreements existing as of the effective date of the license, which do not affect our ability to manufacture and commercialize our products but do not prevent such parties from competing with us (ii) Gen-Probe’s right to continue to commercialize several specific assay products in existence as of the date the license was executed, and (iii) the Company’s rights as to infection control applications, which are non-exclusive except with respect to certain CUDA patents. The license will become nonexclusive with respect to veterinary applications as we do not expect to commercialize products for veterinary applications by September 10, 2015, and will become nonexclusive with respect to bioterrorism applications as we do not expect to commercialize products for bioterrorism applications by September 10, 2015. Our rights to Gen-Probe’s patents and know-how under this license agreement also includes patents and know-how that Gen-Probe controls during the term of the license agreement that are necessary, used in or useful for our development of new products and technology for these industrial testing applications. Pursuant to the Gen-Probe license agreement, we are obligated to make royalty payments to Gen-Probe based on net sales of products that incorporate the licensed Gen-Probe technology. Currently we pay Gen-Probe a royalty of 8% on net sales of our Atlas Detection Assays. As discussed below, we may reduce the royalty rate by 4% based upon potential future milestone payment fees. Our obligation to make royalty payments under this agreement is on a country-by-country basis in each country in which the applicable product is manufactured or sold, and expires upon the later of (i) the expiration, revocation or rejection of the last of the patents covering the technology that we use in our products in that country, or (ii) 10 years after the first sale of products in such country. We currently expect the last relevant U.S. patent to expire in 2030. The patents currently covered by the license agreement expire from time to time between 2014 and 2030. We have analyzed Gen-Probe patents that are material to our business and do not believe that the Gen-Probe patents that expire in the next five years will cumulatively have a material impact on our ability to protect ourselves from copying by our competitors.

Our license agreement may be terminated by Gen-Probe or us upon a material breach of the agreement that is not cured following 60 days’ notice. Gen-Probe also may terminate the license agreement if we are in breach of any payment obligation under the agreement that is not cured within 30 days following notice of the breach. In addition, Gen-Probe has the right to terminate the agreement immediately upon written notice if (a) we or any of our affiliates, licensees or sublicensees commence any formal challenge to any of the patents licensed to us by Gen-Probe, or (b) we declare bankruptcy, become insolvent or initiate dissolution proceedings. Upon any termination, all patent, know-how and other intellectual property rights granted to us by Gen-Probe shall terminate.

We do not have the right to enforce any of the patents licensed to us under the license agreement with Gen-Probe. Gen-Probe has the right, but not the obligation, to sue third parties for infringement of the licensed patents. If Gen-Probe does not bring an action against an alleged infringer within 60 days after written notice from us, we may request that Gen-Probe consider bringing an action. Gen-Probe will also control any action to enforce the licensed patents, and has the sole right to prosecute, issue and maintain the licensed patents and patent applications.

In May 2011, we amended our license agreement with Gen-Probe to clarify that our exclusive rights for infection control applications are limited to use on a specific low-volume diagnostic instrument. For all other instruments, our rights for infection control applications are non-exclusive.

In June 2014, we entered into an amendment to our license agreement with Gen-Probe which granted us a two-year option to reduce the royalty rate we pay to Gen-Probe in exchange for an option payment of $2.5 million in cash. We exercised the option simultaneously with the closing of our initial public offering in July 2014 and made the following payments to Gen-Probe: (i) we issued 865,063 shares of our common stock to Gen-Probe, and (ii) using a portion of the net proceeds from our initial public offering, we made a cash payment of $8.0 million to Gen-Probe. Additional future payments required based upon the terms of the option exercise include: (i) on January 1, 2018, we will make a cash payment of $5.0 million and (ii) on January 1, 2020, we will make a cash payment of $5.0 million. Upon exercise of the option, our royalty rate was reduced from 12% to 8%. In addition, if we achieve certain revenue milestones, we will pay additional milestone fees of up to $6.0 million and the royalty rate will be further reduced. We may elect to accelerate the royalty rate reduction by paying the additional milestone fees in advance of achieving the applicable revenue milestone. Upon making the additional payments under the certain revenue milestones, the royalty rate we pay to Gen-Probe for sales of our Atlas Detection Assays, will be reduced to 4%.

In connection with our formation, in September 2009, we entered into a long-term material supply and purchase agreement with Gen-Probe, which was amended in May 2011. Under this agreement, Gen-Probe is obligated to supply us with a number of proprietary reagents that we use as components in the manufacture of our assays. Under this agreement, we also purchase from Gen-Probe bulk universal reagents that we use with all of our assays that run on the Atlas instrument as well as certain proprietary disposable components necessary to run our pathogen detection assays on the Atlas instrument. We pay Gen-Probe a certain transfer price for each of the individual materials supplied under this agreement. The initial term of this agreement expires on May 27, 2018. At the end of the initial term, the agreement automatically renews for successive two-year periods unless we give 180 days’ prior notice of our intention not to renew. The material supply agreement may be terminated by Gen-Probe only (a) for cause based on a breach by us that remains uncured for at least 60 days, or (b) in the event we file for bankruptcy protection, or otherwise formally declare insolvency or commence dissolution or similar proceedings.

In May 2011, we entered into a supply agreement with Gen-Probe pursuant to which Gen-Probe supplies us with its integrated fully automated Panther instrument system, which we commercialize under the Atlas brand name. During the term of the agreement Gen-Probe will supply us with instruments at defined transfer prices. Under the terms of the supply agreement, we are required to make a quarterly rolling forecast of our expected needs for instruments for a twelve-month period. Under the terms of the agreement, we must purchase all of our requirements for Atlas instruments from Gen-Probe at a price equal to 200% (or 150% in the case of the first 75 instruments we purchased from Gen-Probe) of the transfer price portion of Gen-Probe’s manufacturing cost, plus one hundred percent (100%) of the portion of Gen-Probe’s manufacturing cost comprising applicable taxes and costs relating to storage, shipping and handling, with no additional profit mark-up to Gen-Probe. We pay one-half (or two-thirds in the case of the first 75 instruments we purchased from Gen-Probe) of the invoice amount within 45 days of the delivery of the invoice or instrument, whichever is later, and we pay the remaining one-half (or one-third in the case of the first 75 instruments we purchased from Gen-Probe) over time in increments computed as 1.00% of our net sales over the following 54 months, provided that the remaining invoice amount remaining unpaid is due in full by the end of the 54th month after delivery of such instrument. The term of the agreement is for an initial period of seven years, with automatic renewals for successive two-year periods, unless either party provides notice at least one year in advance of its intent not to renew the agreement. In the event that Gen-Probe ceases production of the instrument, fails to supply us with the instrument, or chooses not to renew the supply agreement, we have the right to contract with an alternative supplier reasonably acceptable to Gen-Probe to manufacture and supply us with the Atlas instrument, and Gen-Probe is required to license the alternative supplier under any Gen-Probe intellectual property or know-how needed to manufacture the Atlas instrument, and supply reasonable technical assistance. The current manufacturer of the instrument, Stratec Biomedical AG, is deemed an acceptable alternative supplier under the agreement.

For the years ended December 31, 2016, 2015 and 2014, we incurred royalty expenses and purchased Atlas Instruments, supplies and services of approximately $2.2 million, $1.3 million, and $2.8 million, respectively.

At the time of the approval of the license agreement, dated September 2009, the amendment, dated June 2014, and the materials supply agreement, dated September 2009, Gen-Probe was not a holder of more than 5% of our capital stock and did not have a representative on our board of directors. In May 2011, we entered into the amendment to the license agreement, the amendment to the materials supply agreement, and the supply agreement with Gen-Probe; at such time, Gen-Probe held more than 5% of our capital stock and had designated a board member, who was serving on the board of directors at the time we entered into these agreements. As of the fourth quarter of 2013, Gen-Probe no longer held more than 5% and no longer had the right to designate a board member. Upon the issuance of shares to Gen-Probe under the exercise of our option, Gen-Probe became a holder of more than 5% of our capital stock, subjecting them to the Company's policies and procedures for related party transactions discussed below.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Policies and Procedures for Related Party Transactions

We adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, or related parties, are not permitted to enter into a transaction with us without the prior consent of our board of directors acting through the audit committee or, in certain circumstances, the chairman of the audit committee. Any request for us to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to our audit committee, or in certain circumstances the chairman of our audit committee, for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related person’s interest in the transaction.

PROPOSAL 2: RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017

The Audit Committee has reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2017, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting.  Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.
Principal Accountant Fees and Services

The following table summarizes the fees paid for professional services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2016	2015
	(In thousands)
Audit Fees	$484	$630
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$2	$2
Total Fees	$486	$632

Audit Fees

Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our common stock and audit services provided in connection with other statutory or regulatory filings.

All Other Fees

Subscription service fees for use of accounting research software.

Procedures for Approval of Fees

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for us if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of All Other Fees as described above is compatible with maintaining PricewaterhouseCoopers, LLP’s independence and has determined that such services for fiscal years

2016 and 2015 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standard No. 1301, Communications with Audit Committees, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K.

Attendance at Annual Meeting
Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS
Stockholder Proposals for 2018 Annual Meeting
Any stockholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for our 2018 Annual Meeting of Stockholders must be received by the Company no later than January 13, 2018 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Roka Bioscience, Inc., 20 Independence Boulevard, Warren, New Jersey 07059 Attn.: Secretary.
 Our by-laws state that a stockholder must provide timely written notice of a proposal to be brought before the meeting and supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2018 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by the Company at our principal executive office no later than March 31, 2018 no earlier than March 1, 2018; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by the Company at our principal executive office not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by the Company. Proxies solicited by our Board will confer discretionary voting authority with respect to these proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Roka Bioscience, Inc., 20 Independence Boulevard, Warren, New Jersey 07059, Attn.: Corporate Secretary.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including our audited financial statements) filed with the SEC may be obtained without charge by writing to Roka Bioscience, Inc., 20 Independence Boulevard, Warren, New Jersey 07059, Attn.: Corporate Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on May 4, 2017. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2016 and certain other related financial and business information are contained in our 2016 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Roka Biosciences, Inc., 20 Independence Boulevard, Warren, New Jersey 07059, Attn.: Secretary, or by phone at (908) 605-4700. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors
/s/ Mary Duseau
Mary Duseau, Chief Executive Officer

May 11, 2017
Warren, New Jersey

 APPENDIX A

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ROKA BIOSCIENCE INC.
20 INDEPENDENCE BOULEVARD
4TH FLOOR	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
WARREN, NJ 07059
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:						KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED
			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the below line.
The Board of Directors recommends you vote FOR the following:
			☐	☐	☐
1. Election of Directors
Nominees
01 Michael P. Doyle	02 David W.J. McGirr		03 Nicholas T. Valeriani

The Board of Directors recommends you vote FOR the following proposal:
								For	Against	Abstain
2. RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.								☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

ROKA BIOSCIENCE INC.
Annual Meeting of Shareholders
June 28, 2017 8:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Mary Duseau and Lars Boesgaard, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ROKA BIOSCIENCE INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholders to be held at 8:30 AM, EST on June 28, 2017, at Roka's corporate offices, located at 20 Independence Boulevard, Suite 401, Warren, New Jersey, 07059, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.
Continued and to be signed on reverse side